UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2023

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced on October 6, 2023, Splash Beverage Group Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, the Company sold the Purchasers: (i) senior convertible notes in the aggregate original principal amount of $1,250,000, (the “Notes”) convertible into up to 1,470,588 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), subject to adjustments as provided in the Notes, (ii) 625,000 shares of Common Stock (the “Commitment Shares”) and (iii) warrants to acquire up to an aggregate of 1,250,000 additional shares of Common Stock (the “Warrants”). The conversion price of the Notes is $0.85 per share, subject to adjustments as provided in the Notes. The Warrants are exercisable from the date of issuance until October 3, 2028, at an exercise price of $0.85 per Warrant, subject to adjustments as provided in the Warrants. The offering closed on October 3, 2023 (the “Closing Date”).

On November 9, 2023, the Company and the Purchasers entered into an extension (the “Waiver Agreement”), to the registration rights agreement (the “Registration Rights Agreement”), which was entered into in connection with the Purchase Agreement. Pursuant to the Waiver Agreement, the Purchasers agreed to extend the Filing Deadline (as defined below) from 30 calendar days to 60 calendar days after the Closing Date and extended the Effectiveness Deadline (as defined below) from 90 calendar days to 120 calendar days after the Closing Date.

Prior to the Waiver Agreement, under the Registration Rights Agreement, the Company agreed to file a registration statement to register the Commitment Shares and shares of Common Stock underlying the Notes and Warrants within thirty (30) days after the Closing Date (the “Filing Deadline”) and to have such registration statement effective within ninety (90) days of the Closing Date (or the second business day after the Company is notified by the U.S. Securities and Exchange Commission that such registration statement will not be reviewed or subject to further review) (the “Effectiveness Deadline”).

The foregoing descriptions of the Waiver Agreement are not complete and are qualified in their entirety by reference to the full text of the form of the Waiver Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Waiver Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer